     As Filed with the Securities and Exchange Commission on April 30, 2002
                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                              PROGRESS ENERGY, INC.
                            (Exact name of registrant
                          as specified in its charter)

            North Carolina                                     56-2155481
       (State of incorporation)                             (I.R.S. Employer
                                                           Identification No.)
                            410 S. Wilmington Street
                          Raleigh, North Carolina 27601
                                 (919) 546-6111
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              WILLIAM CAVANAUGH III
                 Chairman, President and Chief Executive Officer
                            WILLIAM D. JOHNSON, ESQ.
             Executive Vice President, General Counsel and Secretary
                            410 S. Wilmington Street
                          Raleigh, North Carolina 27601
                                 (919) 546-6111
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                            TIMOTHY S. GOETTEL, ESQ.
                                Hunton & Williams
                          421 Fayetteville Street Mall
                          Raleigh, North Carolina 27601
                                 (919) 899-3094

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                Proposed           Proposed
                                             Amount              Maximum           Maximum
            Title of Shares                   to be          Offering Price       Aggregate           Amount of
            to be Registered               Registered           Per Unit        Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock (without par value)        2,523,174 Shares        $50.37(1)       $127,092,270(1)      $11,693(2)

=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Based on the average high and low sales price of $50.37 per share of Progress Energy's Common Stock on April 23, 2002 as reported by the New York Stock Exchange.
(2) Pursuant to the Registration Rights Agreement dated as of April 26, 2002 among Progress Energy and each of the Selling Shareholders, as defined herein, Progress Energy will pay all expenses incurred in connection with the registration of the Common Stock described in this Registration Statement including the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion dated April 30, 2002

Prospectus
[Progress Energy Logo]

                                2,523,174 Shares

                              Progress Energy, Inc.

                                  Common Stock


ALV Interests, Ltd., KVS Interests, Ltd., and Vaughan Operating Company, LLC are offering for sale 2,523,174 shares of Progress Energy, Inc. common stock.

Progress Energy will not receive any of the proceeds from the sale of the shares but will bear the expenses in connection with their registration.

Progress Energy common stock is traded on the New York Stock Exchange under the symbol "PGN."





Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                    This prospectus is dated April __, 2002.

                                TABLE OF CONTENTS


Safe Harbor For Forward-Looking Statements ................................... 3

About This Prospectus ........................................................ 4

Business of Progress Energy .................................................. 4

Use of Proceeds .............................................................. 4

The Selling Shareholders ..................................................... 5

Plan of Distribution ......................................................... 5

Experts ...................................................................... 6

Legal Opinions ............................................................... 6

Where You Can Find More Information .......................................... 6

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

We have included in this prospectus, and in the documents incorporated by reference in this prospectus, statements containing "forward-looking information," as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking information, by its nature, involves estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a statement that contains forward-looking information. Any statement containing forward-looking information speaks only as of the date on which it is made; and, except to fulfill our obligations under the U.S. securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future financial or other performance include, but are not limited to, the following:

     o legislative and regulatory initiatives regarding the restructuring of the electricity industry or potential national deregulation legislation;

     o the outcome of legal and administrative proceedings before our principal regulators, and the impact of the settlement of Florida Power Corporation's rate case;

     o risks associated with operating nuclear power facilities, availability of nuclear waste storage facilities, and nuclear decommissioning costs;

     o terrorist threats and activities, economic uncertainty caused by such activities on the United States, and potential adverse reactions to U.S. anti-terrorism activities;

     o    changes in the economy of areas we serve;

     o the extent to which we are able to obtain adequate and timely rate recovery of costs, including potential stranded costs arising from the restructuring of the electricity industry;

     o    weather conditions and catastrophic weather-related damage;

     o general industry trends, increased competition from energy and gas suppliers, and market demand for energy;

     o    inflation and capital market conditions;

     o the extent to which we are able to realize the potential benefits of our recent and future acquisitions and successfully integrate them with the remainder of our business;

     o the extent to which we are able to realize the potential benefits of our conversion to an unregulated holding company structure and the success of our direct and indirect subsidiaries;

     o the extent to which we are able to use tax credits associated with the operations of the synthetic fuel plants;

     o the extent to which we are able to reduce our capital expenditures through the utilization of the natural gas expansion fund established by the North Carolina Utilities Commission; and

     o    unanticipated changes in operating expenses and capital expenditures.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. It is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business. New factors emerge from time to time, and may be found in the future SEC filings incorporated by reference in this prospectus. See "Where You Can Find More Information" beginning on page 6.

                              ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we are filing with the SEC on behalf of the selling shareholders named in this prospectus in the section "Selling Shareholders" utilizing a "shelf" registration process. Under this shelf process, the selling shareholders may, from time to time over approximately the next two years or until the securities described in this prospectus no longer constitute restricted securities under Rule 144(k) of the Securities Act of 1933 (whichever is earlier), sell Progress Energy common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that the selling shareholders may offer. We may also provide a prospectus supplement that may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 6 of this prospectus.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The selling shareholders are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                           BUSINESS OF PROGRESS ENERGY

Progress Energy, Inc. was incorporated in August 1999 under the laws of the State of North Carolina. We are a leading integrated energy provider with our primary base of operations in the southeastern United States. We operate through both regulated utility businesses and diversified businesses.

Our regulated subsidiaries include:

     o Carolina Power & Light Company, a regulated public utility founded in 1926, which is engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina;

     o Florida Power Corporation, a regulated public utility founded in 1899, which is engaged in the generation, transmission, distribution and sale of electricity in portions Florida; and

     o North Carolina Natural Gas Corporation, a regulated public utility founded in 1955, which provides natural gas and related services in portions of North Carolina.

Our diversified businesses:

     o engage in non-regulated power generation; energy marketing and trading; and extraction, manufacturing and delivery of fuels, including coal, synthetic fuel and natural gas;

     o own and operate a voice and data fiber network that extends from Washington, D.C. to Miami, Florida;

     o    provide facility management software and energy management solutions;
          and

     o provide railroad and transit system maintenance and reconditioning services.

Our principal executive offices are located at 410 S. Wilmington Street, Raleigh, North Carolina 27601. Our telephone number is 919-546-6111.

                                 USE OF PROCEEDS

Progress Energy will not receive any of the proceeds from the sale of the shares by the selling shareholders but will bear the expenses in connection with their registration.

                            THE SELLING SHAREHOLDERS

     Set forth below are the names of the selling shareholders, and the number of shares of Progress Energy common stock acquired by each of them from Progress Energy in a merger transaction pursuant to an Agreement and Plan of Merger, dated April 26, 2002, among us and the selling shareholders, all of which shares of common stock may be sold pursuant to this prospectus. In connection with this transaction, we entered into a Registration Rights Agreement dated April 26, 2002 among us and each selling shareholder, under which we agreed to provide registration rights to each of the selling shareholders. The selling shareholders have not had any material relationship with Progress Energy or any affiliate of Progress Energy within the past three years, other than the merger transaction. Assuming all of the shares listed below had been sold on the date of this prospectus, none of the entities listed below or persons controlling such entities would be deemed to own more than one percent of the outstanding Progress Energy common stock.


                                      Number of Shares of Common Stock Owned
Selling Shareholders               and That May Be Offered Under This Prospectus
--------------------               ---------------------------------------------

                                            Owned                To be Sold
                                            -----                ----------

Vaughan Operating Company, LLC              25,232                   25,232
KVS Interests, Ltd.                      1,248,971                1,248,971
ALV Interests, Ltd.                      1,248,971                1,248,971


                              PLAN OF DISTRIBUTION

Progress Energy is registering the shares on behalf of the selling shareholders. As used herein, "selling shareholders" includes distributees, donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby and compliance with applicable state securities or blue sky laws will be borne by Progress Energy. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised Progress Energy that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Progress Energy has agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. Progress Energy has informed the selling shareholders that the anti-manipulation provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Upon Progress Energy being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon Progress Energy being notified by a selling shareholder that a distributee, donee or pledgee intends to sell more than an immaterial amount of shares, a supplement to this prospectus will be filed.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Progress Energy common stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

Any of the underwriters, dealers, brokers, or agents may have other business relationships with Progress Energy and its affiliates in the ordinary course of business.

                                     EXPERTS

The financial statements and the related financial statement schedule of Progress Energy, Inc. and its consolidated subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus from the Progress Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference. Deloitte & Touche LLP did not audit the financial statements of Florida Progress Corporation (a consolidated subsidiary since November 30, 2000) for the year ended December 31, 2000. The consolidated balance sheet and schedule of capitalization of Florida Progress Corporation and its subsidiaries as of December 31, 2000 (consolidated with those of Progress Energy, Inc.), not separately presented in the Progress Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by KPMG LLP as stated in their report incorporated by reference herein from the Progress Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2001. Such report has been so incorporated by reference in reliance on and upon the authority of KPMG LLP, independent accountants, as experts in accounting and auditing. Such financial statements of Progress Energy, Inc. and its consolidated subsidiaries have been incorporated by reference herein in reliance upon the report of Deloitte & Touche LLP, independent auditors, given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

The legality of the Progress Energy common stock being offered will be passed on for Progress Energy by Hunton & Williams.

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filing number is 1-15929. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. The SEC's public reference room in Washington is located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the New York Stock Exchange under the ticker symbol "PGN." You can obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, information about us, as well as our SEC filings, are available on our web site at http://www.progress-energy.com. The contents of our web site are not a part of this prospectus.

Neither Progress Energy nor any of the selling shareholders has authorized anyone to give any information regarding the offer other than the information in this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than Progress Energy common stock it describes, nor is it an offer or solicitation of anyone to whom it would be unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor the distribution of any of the securities to which this prospectus relates implies that the information is correct as of any time after the date of this prospectus.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering.

     o   Our Annual Report on Form 10-K for the year ended December 31, 2001.

     o Our Current Reports on Form 8-K filed January 17, February 6, February 26, April 22 and April 25, 2002.

     o The description of our common stock included under the heading "Description of Holdings Capital Stock" in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.

You may request a copy of these filings at no cost by writing or calling us at the following address:

         Progress Energy, Inc.
         Shareholder Relations
         410 S. Wilmington Street
         Raleigh, North Carolina 27601
         Telephone: (800) 662-7232

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The selling shareholders are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Item                                                                    Estimated Total
     ----                                                                    ---------------
        Securities and Exchange Commission registration fee ..............       $11,693
        Counsels' fees ...................................................       $ 5,000
        Accountants' fees ................................................       $15,000
        Printing and engraving ...........................................       $10,000
        Miscellaneous ....................................................       $20,000
                                                                                 -------
                          Total ..........................................       $61,693

         All amounts other than the registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

         Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporation Act (the "NCBCA") and the Articles of Incorporation and Bylaws of Progress Energy provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Progress Energy has insurance covering expenditures it might incur in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of Progress Energy also have insurance which insures them against certain liabilities and expenses.

         As authorized by the NCBCA, and to the fullest extent permitted by it, the Progress Energy Articles of Incorporation provide that a Progress Energy director will not be liable to Progress Energy or to any Progress Energy shareholder for monetary damages arising from the director's breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and (iii) any transaction from which the director derived an improper personal benefit.

         The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

         The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Progress Energy Bylaws provide that any person who is or was a director or officer of Progress Energy and any person who at the request of Progress Energy serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as a director or officer of Progress Energy (i) if that person's acts or omissions is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating Progress Energy or any of its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies, or any amendments to the foregoing laws, or (ii) if that person's acts or omissions were not known or believed by him or her to be clearly in conflict with the best interests of Progress Energy.

Item 16. Exhibits.

        4      Registration Rights Agreement, dated April 26, 2002, among
               Progress Energy, KVS Interests, Ltd., ALV Interests, Ltd.,
               Vaughan Operating Company, LLC, Kim Vaughan Scrivener, and
               Amy Vaughan King.
        5      Opinion of Hunton & Williams
      23(a)    Consent of Hunton & Williams (contained in Exhibit 5(a)
      23(b)    Consent of Deloitte & Touche LLP
      23(c)    Consent of KPMG LLP
       24      Power of Attorney (included on signature page)

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 8 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) The Registrant hereby undertakes that:

       1. for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

       2. for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Progress Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 30th day of April, 2002.

                              PROGRESS ENERGY, INC.

                              By: /s/ William Cavanaugh III
                                 --------------------------
                                 William Cavanaugh III
                                 Chairman, President And Chief Executive Officer

         Each person whose signature appears below hereby appoints William Cavanaugh III, William D. Johnson and Timothy S. Goettel, and each of them severally, as their attorney-in-fact to sign in their name and on their behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                          Title                            Date
                ---------                                          -----                            ----
        /s/ William Cavanaugh III                  President, Chief Executive Officer and    April 30, 2002
      -----------------------------                        Chairman of the Board
          William Cavanaugh III

         /s/ Peter M. Scott III                      Executive Vice President and Chief      April 30, 2002
     --------------------------------                           Financial Officer
            Peter M. Scott III

           /s/ Robert H. Bazemore                              Controller and                April 30, 2002
       ----------------------------                       Chief Accounting Officer
            Robert H. Bazemore

           /s/ Edwin B. Borden                                    Director                   April 30, 2002
     -------------------------------
             Edwin B. Borden

           /s/ David L. Burner                                    Director                   April 30, 2002
     -------------------------------
             David L. Burner

           /s/ Charles W. Coker                                   Director                   April 30, 2002
      ------------------------------
             Charles W. Coker

         /s/ Richard L. Daugherty                                 Director                   April 30, 2002
       ----------------------------
            Richard L. Daugherty


              Signature                                            Title                           Date
              ---------                                            -----                           ----

         /s/ W.D. Frederick, Jr.                                  Director                   April 30, 2002
       ----------------------------
           W. D. Frederick, Jr.

          /s/ William O. McCoy                                    Director                   April 30, 2002
       ---------------------------
             William O. McCoy

             /s/ E. Marie McKee                                   Director                   April 30, 2002
      -----------------------------
              E. Marie McKee

          /s/ John H. Mullin, III                                 Director                   April 30, 2002
      ------------------------------
           John H. Mullin, III

           /s/ Richard A. Nunis                                   Director                   April 30, 2002
      -----------------------------
             Richard A. Nunis

         /s/ Carlos A. Saladrigas                                 Director                   April 30, 2002
      ------------------------------
           Carlos A. Saladrigas

           /s/ J. Tylee Wilson                                    Director                   April 30, 2002
     --------------------------------
             J. Tylee Wilson

          /s/ Jean Giles Wittner                                  Director                   April 30, 2002
      ------------------------------
            Jean Giles Wittner

                               INDEX TO EXHIBITS


Exhibit
Number                   Description of Document
------                   -----------------------

   4        Registration Rights Agreement, dated April 26, 2002, among Progress
            Energy, KVS Interests, Ltd., ALV Interests, Ltd., Vaughan Operating
            Company, LLC, Kim Vaughan Scrivener, and Amy Vaughan King.
   5        Opinion of Hunton & Williams
 23(a)      Consent of Hunton & Williams (contained in Exhibit 5(a)
 23(b)      Consent of Deloitte & Touche LLP
 23(c)      Consent of KPMG LLP
   24       Power of Attorney (included on signature page)